Exhibit 99.1
Synchronoss Technologies, Inc. Announces Pricing of Common Stock Offering
BRIDGEWATER, N.J., Nov 17, 2010 (BUSINESS WIRE) — Synchronoss Technologies, Inc. (NASDAQ: SNCR), a leading global provider of on-demand transaction management software platforms, announced today the pricing of a common stock offering of 4,258,042 shares consisting of 3,775,000 shares sold by the company and 483,042 shares sold by certain selling stockholders at a price of $25.40 per share. Synchronoss will not receive any proceeds from the shares of common stock offered by the selling stockholders. The company has granted the underwriters a 30-day option to purchase up to an additional 638,706 shares. The offering was made pursuant to a shelf registration statement filed with the Securities and Exchange Commission and is expected to close on November 23, 2010, subject to the satisfaction of customary closing conditions.
Synchronoss will receive approximately $91.6 million in net proceeds from the offering, or approximately $107.1 million if the underwriters exercise their over-allotment option in full, after deducting underwriting discounts and commissions and estimated offering expenses.
Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Goldman, Sachs & Co. are acting as joint book-runners for the offering and Stifel Nicolaus Weisel, Raymond James, Lazard Capital Markets LLC and Wedbush Securities Inc. are acting as co-managers for the offering.
The company intends to use the net proceeds from the offering for general corporate purposes, including, but not limited to, working capital and capital expenditures and potentially to acquire other businesses or technologies.
A registration statement (including a prospectus) relating to these securities was declared effective by the Securities and Exchange Commission on March 10, 2010 and the company has filed a related prospectus supplement with the Securities Exchange Commission (the “SEC”). Before you invest, you should read the prospectus and preliminary prospectus supplement included in that registration statement and other documents the company has filed with the SEC for more complete information about the company and its common stock. These documents may be obtained for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the prospectus supplement (including the prospectus) may be obtained by contacting Credit Suisse Securities (USA) LLC, Attention: Credit Suisse Prospectus Department, One Madison Avenue, New York, New York 10010; telephone: 1-800-221-1037.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering of the common stock will be made only by means of the preliminary prospectus supplement and the related prospectus. The common stock being offered has not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the registration statement, the prospectus contained therein or the prospectus supplement.
About Synchronoss Technologies, Inc.
Synchronoss Technologies (NASDAQ: SNCR) is a leading global provider of on-demand transaction management technology. The company’s ConvergenceNow(R), ConvergenceNow(R) Plus+(TM) and InterconnectNow(TM) technology platforms enable communication service providers, cable operators, retailers/e-tailers and OEMs to automate subscriber activation, order management, provisioning and content transfer and synchronization of connected devices, across any network from any distribution channel.
Forward-looking Statements
This document may include certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook” or words of similar meanings. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in Synchronoss’ Annual Report on Form 10-K for the year ended December 31, 2009 and other documents filed with the U.S. Securities and Exchange Commission. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. Synchronoss does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.
The Synchronoss logo, Synchronoss, ConvergenceNow, InterconnectNow and ConvergenceNow Plus+ are trademarks of Synchronoss Technologies, Inc. All other trademarks are property of their respective owners.
Investor:
Tim Dolan, 617-956-6727
investor@synchronoss.com